                                                                      Exhibit 24

                           SERITAGE GROWTH PROPERTIES

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned officer of
Seritage Growth Properties, a Maryland real estate investment trust (the
"Company"), hereby constitute and appoint Benjamin Schall and Matthew E.
Fernand, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act, together or each without the other, for me and in my name, place and stead, in any and all capacities, to execute and file for and on behalf of the undersigned (i) any reports on Forms 3, 4 and 5 (including any amendments thereto and any successors to such Forms) with respect to ownership of securities of the Company, that the undersigned may be required to file with the U.S. Securities and Exchange Commission in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and (ii) any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to file such reports electronically.

        The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. The Company will use all reasonable efforts to apprise the undersigned of applicable filing requirements for Section 16 purposes.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. This Power of Attorney revokes and replaces any prior Power of Attorney executed by the undersigned with respect to the ownership of securities of the Company.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of June, 2015.

Signature:  /s/ Mary Rottler
            ----------------------------
            Mary Rottler